As filed with the Securities and Exchange Commission on October 17, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	16-1124166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

__________________________________

911 Panorama Trail South
Rochester, New York 14625-2396

(585) 385-6666

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________

Efrain Rivera

Senior Vice President,

Chief Financial Officer and Treasurer

Paychex, Inc.

911 Panorama Trail South

Rochester, New York 14625-2396

(585) 385-6666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________

Copies of all communications should be sent to:

Tyler J. Savage, Esq.
Nixon Peabody LLP
1300 Clinton Square
Rochester, New York 14604

(585) 263-1105

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a) (2)(B) of the Securities Act.   

__________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock, par value $0. 01 per share

(1)

Omitted pursuant to General Instruction II.E to Form S-3.  This registration statement covers an unspecified and indeterminate amount of common stock as may from time to time be offered hereunder at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the registration fee and will pay the registration fee on a pay-as-you-go basis.

PROSPECTUS

Paychex, Inc.

Common Stock

The selling stockholders to be identified in a prospectus supplement may offer and sell from time to time, in one or more series or issuances and at prices and on terms that will be determined at the time of the offering, shares of common stock of Paychex, Inc. The prospectus supplements may also add, update, or change information contained or incorporated by reference in this document. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplements, along with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before making an investment decision.

This prospectus describes the general manner in which the selling stockholders may offer and resell shares of our common stock.  The identity of, and specific information required with respect to, the selling stockholders, and the specific manner in which shares of our common stock may be offered and sold will be described in a supplement to this prospectus.

We will not receive any proceeds from the sale of shares by the selling stockholders.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PAYX.” On October 16, 2017, the last reported sale price for our common stock was $63.45 per share.

____________________

Investing in our common stock involves risks. See “Risk Factors” on page 3 of this prospectus and any risk factors described in any applicable prospectus supplement, as well as those risk factors discussed in detail in Part I - Item 1A of our Annual Report on Form 10-K for the year ended May 31, 2017, as filed with the Securities and Exchange Commission.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is October 17, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, the selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, shares of our common stock in one or more offerings or resales. Each time shares are offered for sale using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts and prices of the shares of common stock offered and information about the selling stockholders. A prospectus supplement may also add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information contained in this prospectus (as supplemented and amended) or incorporated herein by reference. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “overview,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “believes,” “could be,” and other similar words or phrases. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to our outlook, revenue growth, earnings, earnings-per-share growth, or similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial conditions may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	general market and economic conditions including, among others, changes in U.S. employment and wage levels, changes to new hiring trends, legislative changes to stimulate the economy, changes in 1 short- and long-term interest rates, changes in the fair value and the credit rating of securities held by us, and accessibility of financing;
•	changes in demand for our services and products, ability to develop and market new services and products effectively, pricing changes, and the impact of competition;
•	changes in the availability of skilled workers, in particular those supporting our technology and product development;
•

changes in the laws regulating collection and payment of payroll taxes, professional employer organizations, and employee benefits, including retirement plans, workers’ compensation insurance, health insurance (including health care reform legislation), state unemployment, and section 125 plans;

•	changes in health insurance and workers’ compensation insurance rates and underlying claims trends;
•	changes in technology that adversely affect our products and services and impact our ability to provide timely enhancements to services and products;
•

the possibility of cyber-attacks, security breaches, or other security vulnerabilities that could disrupt operations or expose confidential client data, and could also result in reduced revenues, increased costs, liability claims, or harm to our competitive position;

•	the possibility of the failure of our operating facilities, or the failure of our computer systems, and communication systems during a catastrophic event;
•	the possibility of third-party service providers failing to perform their functions;
•	the possibility of a failure of internal controls or our inability to implement business processing improvements;
•

the possibility that we may be subject to liability for violations of employment or discrimination laws by our clients and acts or omissions of client employees who may be deemed to be our agents, even if we do not participate in any such acts or violations, including possible liability related to our co-employment relationship with our professional employer organization;

•	potentially unfavorable outcomes related to pending or future legal matters; and
•	risks related to the integration of the businesses we acquire.

These and other risks and uncertainties may cause our actual results to differ materially and adversely from those expressed in any forward-looking statements. Investors are directed to risks and uncertainties referenced below under “Risk Factors” and elsewhere in this prospectus and the applicable prospectus supplement for additional detail regarding factors that may cause actual results to be different than those expressed in our forward-looking statements. The information provided or incorporated by reference in this prospectus is based upon the facts and circumstances known at this time, and any forward-looking statements made by us or incorporated by reference in this prospectus speak only as of the date on which they are made. Except as required by law, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ABOUT THE COMPANY

Paychex is a leading provider of integrated human capital management (“HCM”) solutions for payroll, human resource (“HR”), retirement, and insurance services for small- to medium-sized businesses, serving clients throughout the United States and Germany. Our business strategy focuses on flexible, convenient service; industry-leading integrated technology; providing a comprehensive suite of value-added HCM services; solid sales execution; continued service penetration; and engaging in strategic acquisitions.

Our mission is to be the leading provider of HCM services by being an essential partner with America's businesses. We offer a comprehensive portfolio of HCM services and products that allow our clients to meet their diverse payroll and HR needs. Our payroll services are the foundation of our service portfolio. We support the small-business market through our core payroll, utilizing our integrated Paychex Flex® processing platform, or our SurePayroll® products. Mid-market companies are serviced through our Paychex Flex Enterprise solution set, which offers an integrated suite of HCM solutions using a single platform and single employee record, or through our traditional mid-market platform. Clients using Paychex Flex Enterprise are offered a software-as-a-service solution that integrates payroll processing with HR management, employee benefits administration, time and labor management, applicant tracking, and onboarding solutions. Paychex Flex Enterprise allows our mid-market clients to choose the services and software they need to meet the complexity of their business and have them integrated through one HCM solution.

Additionally, our wholly owned subsidiary, Paychex Advance LLC, provides a portfolio of services to the temporary staffing industry.  This includes the purchase of receivable balances related to payroll funding arrangements with clients in the temporary staffing industry.

We were incorporated in Delaware in 1979. Our principal executive offices are located at 911 Panorama Trail South, Rochester, New York 14625-2396 and our principal website address is www.paychex.com. Information on or accessible through our website is not incorporated into this prospectus.

When used in this prospectus, the terms “the Company,” “Paychex,” “issuer,” “we,” “our,” and “us” refer to Paychex, Inc. and its consolidated subsidiaries, unless otherwise specified.

RISK FACTORS

Investing in our common stock involves risks. You should not purchase shares of our common stock unless you understand these investment risks. Before purchasing any shares of our common stock, you should consider carefully the information in this prospectus and carefully read the discussion under “Part I-Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2017, as such discussion may be amended or updated in other reports filed by us with the SEC, as well as the “Risk Factors” section in the applicable prospectus supplement.

USE OF PROCEEDS

All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS

Information regarding selling stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

DESCRIPTION OF PAYCHEX CAPITAL STOCK

Our authorized capital stock consists of 600,000,000 shares of common stock, $0.01 par value. The following description of the material terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part.

As of September 29, 2017, 359,329,193 shares of our common stock were outstanding. Each share of our common stock entitles its holder to one vote on all matters to be voted upon by our stockholders. Holders of our common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for that purpose. If we liquidate, dissolve or wind up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Our common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.

Anti-Takeover Provisions

Some provisions of Delaware law, our restated certificate of incorporation and our bylaws, as amended, may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which regulates, subject to some exceptions, acquisitions of publicly-held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:

•	our board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;
•

upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85 percent of our voting stock outstanding at the time the transaction commenced (excluding specified shares); or

•

on or subsequent to the date the person became an interested stockholder, our board of directors approved the business combination and the stockholders authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•

any merger or consolidation involving us or any of our majority-owned subsidiaries and the interested stockholder or any other entity if the merger or consolidation is caused by the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition, except proportionately, involving the interested stockholder of our or one of our majority-owned 5 subsidiary’s assets, which have an aggregate market value equal to 10% or more of either the aggregate market value of all our assets or the aggregate market value of all our outstanding stock;
•	in general, any transaction that results in the issuance or transfer by us or any of our majority-owned subsidiaries of any of our stock to the interested stockholder;
•	any transaction involving us or any of our majority-owned subsidiaries that has the effect of increasing the proportionate share of our stock owned by the interested stockholder; and
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us or any of our majority-owned subsidiaries.

In general, Section 203 defines an “interested stockholder” as any person who (i) owns 15% or more of our outstanding voting stock or (ii) is an affiliate or associate of us and was the owner of 15% or more of our outstanding voting stock at any time within three years prior to the date of determination of interested stockholder status and (iii) is the affiliate or associate of any such person.

Special Meetings

Special meetings of stockholders may be called by the Chairman of the Board or the President and must be called by the Chairman of the Board, the President, or the Secretary at the request in writing of a majority of the board of directors or stockholders owning a majority of our issued and outstanding stock entitled to vote.

Restated Certificate of Incorporation and Bylaw Provisions

Our restated certificate of incorporation and bylaws as amended, provide that:

•	our board of directors or our stockholders are expressly authorized to amend, alter or repeal our bylaws; and
•

we will indemnify officers and directors against losses that they may incur arising from investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is 1-800-937-5449.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PAYX.”

PLAN OF DISTRIBUTION

Shares of our common stock may be sold from time to time by selling stockholders, through public or private transactions at prevailing market prices or at privately negotiated prices, as described in the applicable prospectus supplement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the common stock offered by this prospectus will be passed upon for us by Nixon Peabody LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended May 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC under the Exchange Act. You may read and copy any reports, statements, or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this registration statement until the selling stockholders listed herein sell all of the shares of our common stock registered under this prospectus or the offering is otherwise terminated:

1. Our Annual Report on Form 10-K for the fiscal year ended May 31, 2017, filed with the SEC on July 21, 2017;

2. The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended May 31, 2017 from our definitive proxy statement on Schedule 14A, filed with the SEC on September 8, 2017,  for our 2017 annual meeting of stockholders;

3. Our Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2017, filed with the SEC October 6, 2017;

4. Our Current Reports on Form 8-K dated July 19, 2017,  September 8, 2017,  October 12, 2017, and October 16, 2017 filed with the SEC on July 19, 2017,  September 8, 2017, October 12, 2017, and October 16, 2017, respectively; and

5. The description of our common stock contained in our Current Report on Form 8-K dated October 16, 2017, filed with the SEC on October 16, 2017.

We are only incorporating certain portions of our proxy statement for our 2017 annual meeting of stockholders as described above and not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any current report on Form 8-K  or (ii) any Form SD, that, in either case, we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement. The documents listed above or subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made pursuant to this prospectus is in effect prior to the filing with the SEC of our Annual Report on Form 10-K covering such year shall cease to be incorporated by reference in this prospectus from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed incorporated document modifies or supersedes such statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about Paychex and our common stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below.

Paychex, Inc.

911 Panorama Trail South

Rochester, New York 14625-2396
Attn: Corporate Secretary

Telephone: (585) 385-6666

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred and paid by the Company in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$ *
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous	**
Total	$ **

*      Because the amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act, the Company is deferring payment of the registration fee.

** These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its restated certificate of incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

Section 145 of the General Corporation Law of the State of Delaware allows for the indemnification of officers, directors, employees, and agents of a corporation. The bylaws of the Company, as amended, provide for indemnification of its directors, officers, employees, and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company’s bylaws also empower the Company to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

Section 145 of the General Corporation Law of the State of Delaware gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Company to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders, or otherwise.

The Company’s bylaws, as amended, provide for indemnification to the fullest extent authorized by Section 145 of the General Corporation Law of Delaware for directors, officers, and employees of the Company and also to persons who are serving at the request of the Company as directors, officers, or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee, indemnification shall be provided only if such proceedings were authorized by the Board of Directors. The right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

The Company has entered into Indemnity Agreements with each of its officers and directors. The agreement alters or clarifies the statutory indemnity in the following respects: (i) indemnity is explicitly provided for settlements in derivative actions; (ii) the Company is obligated to advance a director’s or officer’s expenses of defending an action against him if the director or officer undertakes to repay such advances if he is ultimately found not to be entitled to indemnification or he is otherwise reimbursed for the expenses; (iii) indemnification is mandatory unless a determination is made that the director or officer has not met the required standard; (iv) the director or officer is permitted to petition a court to determine whether his actions met the standards required and the burden is placed on the Company to prove that the director’s and officer’s conduct did not meet the required standard; and (v) partial indemnification is permitted in the event that the director or officer is not entitled to full indemnification.

Item 16.  Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Document
3.1	Restated Certificate of Incorporation, incorporated by reference from Exhibit 3(a) to the Company’s Form 10-K filed with the Commission on July 20, 2004.
3.2	Bylaws, as amended, incorporated by reference from Exhibit 3(b) to the Company’s Form 10-K filed with the Commission on July 21, 2006.
5.1*	Opinion of Nixon Peabody LLP
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2	Consent of Nixon Peabody LLP (contained in Exhibit 5.1 hereto)
24.1	Powers of Attorney (contained on signature page hereto)

____________________________

   *   Filed herewith

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 17th day of October, 2017.

PAYCHEX, INC.

By:	/s/Martin Mucci

Martin Mucci
President and Chief Executive Officer

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Martin Mucci and Efrain Rivera, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Martin Mucci	President and Chief Executive Officer, and Director (Principal Executive Officer)	October 17, 2017
Martin Mucci
/s/Efrain Rivera	Senior Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	October 17, 2017
Efrain Rivera
/s/B. Thomas Golisano	Chairman of the Board	October 17, 2017
B. Thomas Golisano
/s/Thomas F. Bonadio	Director	October 17, 2017
Thomas F. Bonadio
/s/Joseph G. Doody	Director	October 17, 2017
Joseph G. Doody

/s/David J. S. Flaschen	Director	October 17, 2017
David J. S. Flaschen
/s/Phillip Horsley	Director	October 17, 2017
Phillip Horsley
/s/Grant M. Inman	Director	October 17, 2017
Grant M. Inman
/s/Joseph M. Tucci	Director	October 17, 2017
Joseph M. Tucci
/s/Joseph Velli	Director	October 17, 2017
Joseph Velli
/s/Kara Wilson	Director	October 17, 2017
Kara Wilson